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                                 EXHIBIT 23 (c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the use in this Registration Statement of Associated Banc-Corp of our report on the balance sheets of Greater Columbia Bancshares, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows for the three years ended December 31, 1994, 1993 and 1992 and to the reference to our firm under the heading "Experts."








                              CONLEY McDONALD LLP
                          Certified Public Accountants




Brookfield, Wisconsin
January 31, 1996